UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 2, 2010

Daktronics, Inc.
(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification Number)

201 Daktronics Drive
Brookings, SD  57006
(Address of principal executive office) (zip code)

(605) 692-0200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K contains  both historical and forward-looking statements that involve risks, uncertainties and assumptions. The statements contained in this report that are not purely historical are forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including statements regarding our expectations, beliefs, intentions and strategies for the future. These statements appear in a number of places in this Report and include all statements that are not historical statements of fact regarding our intent, belief or current expectations with respect to, among other things: (i) our financing plans; (ii) trends affecting our financial condition or results of operations; (iii) our growth strategy and operating strategy; (iv) the declaration and payment of dividends; (v) the timing and magnitude of future contracts; (vi) parts shortages and longer lead times; (vii) fluctuations in margins; and (viii) the introduction of new products and technology. The words “may,” “would,” “could,” “should,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend,” “plans” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, many of which are beyond our ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors discussed herein, including those discussed in detail in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended May 1, 2010 in the section entitled “Item 1A. Risk Factors”

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On November 2, 2010, the Company entered into amendments (the “Amendments”) to its Loan Agreement dated October 14, 1998, as amended, and related Renewal Revolving Note dated November 12, 2009 (collectively, the “Credit Facility”) with U.S. Bank National Association (the “Bank”).  The Amendments extend the maturity date of the Credit Facility to November 15, 2011; extend the date of final expiration for outstanding letters of credit from November 15, 2011 to April 15, 2014 in the case of letters of credit not exceeding $100,000, and to November 15, 2012 in the case of other letters of credit; and modify the Adjusted Fixed Charge Coverage ratio by excluding from the computation the special cash dividend paid by the Company in the second quarter of fiscal 2011. As of November 2, 2010, no advances under the Renewal Revolving Note were outstanding, and letters of credit outstanding as of the same date were approximately $2 million.  The Credit Facility remains unsecured.

As a result of the strong cash position of the Company, the Company determined that it was appropriate to not make any material changes to the Credit Facility.  As of September 25, 2010, the Company had approximately $65 million of available and unrestricted cash, which it feels diminishes the need for a larger credit facility or other material amendments to the Credit Facility, although this situation could change.

The foregoing description of the Credit Facility and the Amendments is qualified in its entirety by reference to the Amendments, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

The following exhibit is filed with this Form 8-K:

10.1	Ninth Amendment to Loan Agreement dated November 2, 2010 by and between the Company and the Bank.
10.2	Renewal Revolving Note dated November 2, 2010.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ William R. Retterath
William R. Retterath, Chief Financial Officer
Date: November 2, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	Ninth Amendment to Loan Agreement dated November 2, 2010 by and between the Company and the Bank.
10.2	Renewal Revolving Note dated November 2, 2010.